Exhibit 10.1

Termination of STOCKHOLDERS AGREEMENT

This Termination of STOCKHOLDERS AGREEMENT (this “Termination”), dated as of November 15, 2024 (the “Effective Date”), is entered into by and among Prairie Operating Co., a Delaware corporation (the “Company”), Bristol Capital Advisors, LLC, a Delaware limited liability company (“Bristol”), Paul L. Kessler, an individual residing in the State of Utah (“Kessler”), Edward Kovalik, an individual residing in the State of Texas (“Kovalik”), and Gary Hanna, an individual residing in the State of Oklahoma (“Hanna” and together with Kovalik, the “Prairie Members”).

RECITALS

WHEREAS, in connection with, and effective upon, the merger of the Company, Prairie Operating Co., LLC, a Delaware limited liability company, and Creek Road Merger Sub, LLC, a Delaware limited liability company (the “Merger”), the Company, Bristol, Kessler, and the Prairie Members entered into the certain Stockholders Agreement, effective May 3, 2023 (the “Agreement”).

WHEREAS, Bristol is the investment advisor to Bristol Investment Fund, Ltd., an exempted company incorporated with limited liability under the Laws of the Cayman Islands, and certain other investment funds (collectively, together with Kessler and Bristol, the “Bristol Parties”).

WHEREAS, the Company, the Prairie Members, and the Bristol Parties (collectively, the “Parties” and individually a “Party”) desire to terminate the Agreement, subject to the terms set forth herein, as of the Effective Date.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties, intending to be legally bound, agrees as follows:

ARTICLE I

TERMINATION

1.1 Termination. The Company, the Prairie Members, and the Bristol Parties desire to mutually terminate the Agreement effective as of the Effective Date, and each of the Company, the Prairie Members, and the Bristol Parties release one another from any and all obligations created by the Agreement, and extinguish all rights created by the Agreement from and after the Effective Date.

ARTICLE II

Miscellaneous

2.1 Amendment. This Termination may not be amended, supplemented, or otherwise modified except in a written document signed by the Parties.

2.2 Entire Agreement. This Termination constitutes the entire agreement among the Parties and supersedes any prior or contemporaneous understandings, agreements, or representations by or among the Parties, or any of them, written or oral, with respect to the subject matter hereof and thereof.

2.3 Assignment and Successors and No Third-Party Rights. This Termination binds and benefits the Parties and their respective heirs, executors, administrators, successors, and assigns.

2.4 Interpretation. In the negotiation of this Termination, each Party has received advice from its own attorney. The language used in this Termination is the language chosen by the Parties to express their mutual intent, and no provision of this Termination will be interpreted for or against any Party because that Party or its attorney drafted the provision.

2.5 Governing Law. The internal laws of the State of Delaware (without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any other jurisdiction) govern all matters arising out of or relating to this Termination, including its validity, interpretation, construction, performance and enforcement and any disputes or controversies arising therefrom or related thereto. Any legal suit, action, proceeding or dispute arising out of or relating to this Release or the transactions contemplated hereby or thereby may be instituted in the federal courts of the United States of America or the courts of the State of New York in the City of New York, Borough of Manhattan, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, proceeding or dispute. Each party waives the right to a trial by jury in any such dispute. The prevailing party in any legal proceeding or action arising out of or relating to this Release shall be entitled to recover from the non-prevailing party all reasonable legal fees and costs incurred as a result of such action

2.6 Counterparts. This Termination may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Termination may be executed by electronic means (including .portable document format (.pdf) or DocuSign) with the same binding effect as the original.

[Signature pages follow.]

2

IN WITNESS WHEREOF, the Parties have executed this Termination as of the date first written above.

COMPANY:

PRAIRIE OPERATING CO.

By:	/s/ Craig Owen
Name:	Craig Owen
Title:	Executive Vice President, Chief Financial Officer

Signature Page to

Termination of Stockholders Agreement

BRISTOL:

BRISTOL CAPITAL ADVISORS, LLC

By:	/s/ Paul L. Kessler
Name:	Paul L. Kessler
Title:	Chief Executive Officer

PAUL KESSLER:

By:	/s/ Paul L. Kessler
Name:	Paul L. Kessler

Signature Page to

Termination of Stockholders Agreement

PRAIRIE MEMBERS:

EDWARD KOVALIK

By:	/s/ Edward Kovalik
Name:	Edward Kovalik

GARY HANNA
By:	/s/ Gary C. Hanna
Name:	Gary C. Hanna

Signature Page to

Termination of Stockholders Agreement